Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports 7.5 Percent Revenue Growth for Its Fiscal 2022 Second Quarter

  Total net revenues increased 7.5 percent, or $65.8 million, to $943.0 million, compared with $877.3 million in the prior year period. This revenue growth was on top of the 44.8 percent revenue growth reported in the Company’s 2021 fiscal second quarter.
  Net income for the quarter was $88.5 million, or $1.34 per diluted share compared with net income of $113.7 million, or $1.71 per diluted share, in the prior year period, primarily reflecting significant year-over-year cost increases for inbound and outbound shipping, labor, and digital marketing. Adjusted net income1 for the quarter was $88.6 million, or $1.34 per diluted share, compared with adjusted net income1 of $114.2 million, or $1.72 per diluted share, in the prior year period.
  Adjusted EBITDA1 for the quarter was $133.1 million, down 19.0 percent compared with adjusted EBITDA1 of $164.3 million in the prior year period.
  Company provides revised full-year guidance including revenue growth of 7.0 percent-to-9.0 percent, adjusted EBITDA in a range of $140.0 million-to-$150.0 million and EPS in a range of $0.90 -to- $1.00 per diluted share.

(1 Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

JERICHO, N.Y.--(BUSINESS WIRE)--January 27, 2022--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading e-commerce provider of products and services designed to inspire more human expression, connection, and celebration, today reported results for its fiscal 2022 second quarter ended December 26, 2021.

Chris McCann, CEO of 1-800-FLOWERS.COM, Inc., said, “Our revenue growth of 7.5 percent in the quarter – on top of the 45 percent growth in last year’s fiscal second quarter – reflected continued growth across our three business segments, highlighted by growth of approximately ten percent in our Gourmet Foods and Gift Baskets segment, led by our Harry & David® brand.” McCann noted that, in addition to representing a very challenging year-over-year comparison, the holiday period was characterized by several significant headwinds including limited availability and increased costs for seasonal labor, ongoing supply-chain disruptions that caused shortages of key components for some holiday products and the resurgence of COVID pandemic cases across the country. “The widely reported cost increases associated with these macro headwinds significantly exceeded our expectations during the quarter, impacting our margins and bottom-line results,” he said.

McCann said the Company will continue to invest in its operating platform, including initiatives to bring imported inventory in early and optimize outbound shipping methods as well as automating of its warehouse and distribution facilities to help mitigate the continuing cost headwinds. “Over the longer term, we anticipate these initiatives will enable us to improve our gross margins and drive enhanced bottom-line performance.”

McCann noted that during the second quarter the Company saw continued strong, year-over-year growth in its customer file and in its Celebrations Passport® loyalty program, which helps drive increased purchase frequency, retention, and cross-category/cross-brand purchases. “We also saw double-digit growth in our best performing customer cohort – customers that buy from multiple product categories and multiple brands within a given year. We believe these positive trends will provide increased marketing leverage over the longer term, particularly as we continue to see a larger percentage of our total revenues coming from existing customers.”

Second Quarter 2022 Financial Results
Total consolidated revenues increased 7.5 percent, or $65.8 million, to $943.0 million, compared with $877.3 million in the prior year period. This revenue growth was on top of the 44.8 percent revenue growth reported in the Company’s 2021 fiscal second quarter. The Company achieved revenue growth across its three business segments, including growth of 9.8 percent in its Gourmet Foods and Gift Baskets segment, led by growth of more than 10.0 percent in its Harry & David brand.

Gross profit margin for the quarter was 40.1 percent, a decline of 530 basis points compared with 45.4 percent in the prior year period, primarily reflecting increased costs for inbound and outbound shipping and labor. Operating expenses as a percent of total revenues, improved 70 basis points to 27.9 percent of total sales, compared with 28.6 percent of total sales in the prior year period.

The combination of these factors resulted in net income for the quarter of $88.5 million, or $1.34 per diluted share compared with net income of $113.7 million, or $1.71 per diluted share, in the prior year period, primarily reflecting significant year-over-year cost increases in labor, inbound and outbound shipping, and digital marketing. Adjusted net income1 for the quarter was $88.6 million, or $1.34 per share, compared with adjusted net income of $114.2 million, or $1.72 per share, in the prior year period. Adjusted EBITDA1 for the quarter was $133.1 million, down 19.0 percent compared with adjusted EBITDA1 of $164.3 million in the prior year period.

Segment Results:
The Company provides selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet® segments in the tables attached to this release and as follows:

  Gourmet Foods and Gift Baskets: Revenues for the quarter increased 9.8 percent to $590.9 million, compared with $538.3 million in the prior year period. The strong growth was primarily driven by growth of more than 10.0 percent in the Company’s Harry & David business. Gross profit margin was 39.3 percent, a decline of 660 basis points compared with 45.9 percent in the prior year period, primarily reflecting increased costs for inbound and outbound shipping as well as limited availability and higher costs for labor. Segment contribution margin was $110.5 million, down 18.5 percent compared with $135.6 million in the prior year period, reflecting the reduced gross margin as well as higher year-over-year digital marketing costs.
  Consumer Floral and Gifts: Total revenues in this segment increased 3.2 percent to $315.1 million, compared with $305.5 million in the prior year period. Gross profit margin was 41.3 percent, down 270 basis points compared with 44.0 percent in the prior year period, primarily reflecting increased costs for inbound and outbound shipping and labor. Segment contribution margin was $38.2 million, down 16.4 percent compared with $45.7 million in the prior year period, primarily reflecting the reduced gross margin as well as higher year-over-year digital marketing costs.
  BloomNet: Revenues for the quarter increased 11.4 percent to $37.9 million, compared with $34.1 million in the prior year period. Gross profit margin was 42.2 percent, down 720 basis points, compared with 49.4 percent in the prior year period, primarily reflecting higher inbound shipping costs and product mix. Segment contribution margin was $11.9 million, down 2.1 percent compared with $12.1 million in the prior year period primarily reflecting increased in-bound and outbound shipping costs which reduced gross margin.

Company Guidance
The Company is updating its guidance for the fiscal 2022 year reflecting reported results for the first half of the year as well as its outlook for the remainder of the year. The updated guidance includes:

  Total revenue growth of 7.0 percent-to-9.0 percent compared with the prior year;
  Adjusted EBITDA in a range of $140.0 million-to-$150.0 million;
  EPS in a range of $0.90 -to- $1.00 per diluted share, and;
  The Company anticipates that Free Cash Flow for the year will be down significantly compared with the prior year based on its updated guidance and its plans to use its strong balance sheet to continue to invest in inventory to support its growth plans and address the headwinds it sees in the macro economy.

The Company’s guidance for the year is based on several factors, including:

  the continuing headwinds associated with the ongoing pandemic, increased costs for labor, inbound and outbound shipping, and marketing as well as consumer concerns regarding rising price inflation somewhat offset by;
  the Company’s ability to continue to attract new customers and add new members to its Celebrations Passport® loyalty program, which is helping drive increased frequency, retention, and cross-category/cross-brand purchases.

Definitions of non-GAAP Financial Measures:
We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles(“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

EBITDA and Adjusted EBITDA:
We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin:
We define segment contribution margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted contribution margin is defined as contribution margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how segment contribution margin and adjusted segment contribution margin was calculated for each period presented. When viewed together with our GAAP results, we believe segment contribution margin and adjusted segment contribution margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment contribution margin and adjusted segment contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of the segment contribution margin and adjusted segment contribution margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:
We define adjusted net income (loss) and adjusted or comparable net income (loss) per common share as net income (loss) and net income (loss) per common share adjusted for certain items affecting period to period comparability. See Selected Financial Information below for details on how adjusted net income (loss) and adjusted or comparable net income (loss) per common share were calculated for each period presented. We believe that adjusted net income (loss) and adjusted or comparable EPS are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP net income (loss) and net income (loss) per common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:
We define free cash flow as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free cash flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.
1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help customers express, connect and celebrate. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Stock Yards® and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad range of products and services designed to help members grow their businesses profitably Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital livestreaming floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among the top 5 on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS-COMP
FLWS-FN

Special Note Regarding Forward Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for fiscal-year 2022; the impact of the Covid-19 pandemic on the Company; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost-effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. Reconciliations for forward looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including for example those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The lack of such reconciling information should be considered when assessing the impact of such disclosures. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Conference Call:
The Company will conduct a conference call to discuss the above details and attached financial results today, Thursday, January 27, 2022, at 8:00 a.m. (ET). The conference call will be webcast live from the Investor Relations section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investor Relations section of the Company’s web site within two hours of the call’s completion. A replay of the call can be accessed beginning at 2:00 p.m. ET on the day of the call through February 3, 2022, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #:5113256.

Note: The attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	December 26, 2021	June 27, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$271,068	$173,573
Trade receivables, net	77,797	20,831
Inventories, net	191,050	153,863
Prepaid and other	32,956	51,792
Total current assets	572,871	400,059

Property, plant and equipment, net	226,660	215,287
Operating lease right-of-use assets	134,932	86,230
Goodwill	212,533	208,150
Other intangibles, net	147,178	139,048
Other assets	27,164	27,905
Total assets	$1,321,338	$1,076,679

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$109,257	$57,434
Accrued expenses	279,345	178,512
Current maturities of long-term debt	20,000	20,000
Current portion of long-term operating lease liabilities	12,344	9,992
Total current liabilities	420,946	265,938

Long-term debt, net	151,844	161,512
Long-term operating lease liabilities	128,620	79,375
Deferred tax liabilities	32,856	34,162
Other liabilities	22,112	26,622
Total liabilities	756,378	567,609
Total stockholders’ equity	564,960	509,070
Total liabilities and stockholders’ equity	$1,321,338	$1,076,679

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Operations (in thousands, except for per share data) (unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net revenues:
E-Commerce	$827,522	$777,810	$1,090,893	$1,016,673
Other	115,522	99,446	161,524	144,355
Total net revenues	943,044	877,256	1,252,417	1,161,028
Cost of revenues	564,594	479,010	748,453	647,302
Gross profit	378,450	398,246	503,964	513,726
Operating expenses:
Marketing and sales	207,771	194,696	302,150	274,981
Technology and development	13,490	14,053	26,913	25,656
General and administrative	28,872	30,835	55,938	59,048
Depreciation and amortization	12,588	11,060	23,558	19,900
Total operating expenses	262,721	250,644	408,559	379,585
Operating income	115,729	147,602	95,405	134,141
Interest expense, net	1,723	1,927	3,251	2,967
Other income, net	(2,457)	(2,257)	(3,053)	(3,256)
Income before income taxes	116,463	147,932	95,207	134,430
Income tax expense	27,995	34,255	19,938	30,515
Net income	$88,468	$113,677	$75,269	$103,915

Basic net income per common share	$1.36	$1.76	$1.16	$1.61

Diluted net income per common share	$1.34	$1.71	$1.14	$1.56

Weighted average shares used in the calculation of net income per common share:
Basic	65,261	64,728	65,161	64,524
Diluted	65,969	66,543	65,954	66,593

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Six months ended
	December 26, 2021	December 27, 2020

Operating activities:
Net income	$75,269	$103,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,558	19,900
Amortization of deferred financing costs	616	545
Deferred income taxes	(1,306)	(1,388)
Bad debt expense	(1,285)	341
Stock-based compensation	5,296	5,358
Other non-cash items	(448)	(321)
Changes in operating items:
Trade receivables	(55,074)	(56,372)
Inventories	(28,534)	25,369
Prepaid and other	8,172	(1,937)
Accounts payable and accrued expenses	160,459	212,340
Other assets and liabilities	(875)	8,897
Net cash provided by operating activities	185,848	316,647

Investing activities:
Acquisitions, net of cash acquired	(20,786)	(250,943)
Capital expenditures, net of non-cash expenditures	(32,608)	(15,708)
Purchase of equity investments	-	(1,285)
Net cash used in investing activities	(53,394)	(267,936)

Financing activities:
Acquisition of treasury stock	(25,521)	(12,470)
Proceeds from exercise of employee stock options	846	1,032
Proceeds from bank borrowings	125,000	265,000
Repayment of bank borrowings	(135,000)	(170,000)
Debt issuance cost	(284)	(2,193)
Net cash used in (provided by) financing activities	(34,959)	81,369

Net change in cash and cash equivalents	97,495	130,080
Cash and cash equivalents:
Beginning of period	173,573	240,506
End of period	$271,068	$370,586

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information – Category Information (dollars in thousands) (unaudited)

	Three Months Ended
	December 26, 2021	Vital Choice and Alices’s Table Transaction Costs	As Adjusted (non-GAAP) December 26, 2021	December 27, 2020	PersonalizationMall Litigation & Transaction Costs	Harry & David Store Closure Costs	As Adjusted (non-GAAP) December 27, 2020	% Change
Net revenues:
Consumer Floral & Gifts	$315,083	$-	$315,083	$305,357	$-	$-	$305,357	3.2%
BloomNet	37,930		37,930	34,051			34,051	11.4%
Gourmet Foods & Gift Baskets	590,946		590,946	538,265			538,265	9.8%
Corporate	69		69	135			135	-48.9%
Intercompany eliminations	(984)		(984)	(552)			(552)	-78.3%
Total net revenues	$943,044	$-	$943,044	$877,256	$-	$-	$877,256	7.5%

Gross profit:
Consumer Floral & Gifts	$130,025		$130,025	$134,474			$134,474	-3.3%
	41.3%		41.3%	44.0%			44.0%

BloomNet	16,021		16,021	16,820			16,820	-4.8%
	42.2%		42.2%	49.4%			49.4%

Gourmet Foods & Gift Baskets	232,239		232,239	246,890			246,890	-5.9%
	39.3%		39.3%	45.9%			45.9%

Corporate	165		165	62			62	166.1%
	239.1%		239.1%	45.9%			45.9%

Total gross profit	$378,450	$-	$378,450	$398,246	$-	$-	$398,246	-5.0%
	40.1%	-	40.1%	45.4%	-	-	45.4%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$38,156	$-	$38,156	$45,657	$-	$-	$45,657	-16.4%
BloomNet	11,887		11,887	12,141			12,141	-2.1%
Gourmet Foods & Gift Baskets	110,502		110,502	135,621		(78)	135,543	-18.5%
Segment Contribution Margin Subtotal	160,545	-	160,545	193,419	-	(78)	193,341	-17.0%
Corporate (b)	(32,228)	59	(32,169)	(34,757)	513		(34,244)	6.1%
EBITDA (non-GAAP)	128,317	59	128,376	158,662	513	(78)	159,097	-19.3%
Add: Stock-based compensation	2,291		2,291	2,965			2,965	-22.7%
Add: Compensation charge related to NQ Plan Investment Appreciation	2,425		2,425	2,227			2,227	8.9%
Adjusted EBITDA (non-GAAP)	$133,033	$59	$133,092	$163,854	$513	$(78)	$164,289	-19.0%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information – Category Information (dollars in thousands) (unaudited)

	Six Months Ended
	December 26, 2021	Vital Choice and Alice's Table Transaction Costs	As Adjusted (non-GAAP) December 26, 2021	December 27, 2020	PersonalizationMall Litigation & Transaction Costs	Harry & David Store Closure Costs	As Adjusted (non-GAAP) December 27, 2020	% Change
Net revenues:
Consumer Floral & Gifts	$496,312	$-	$496,312	$466,903	$-	$-	$466,903	6.3%
BloomNet	68,764		68,764	66,789			66,789	3.0%
Gourmet Foods & Gift Baskets	688,428		688,428	628,194			628,194	9.6%
Corporate	114		114	241			241	-52.7%
Intercompany eliminations	(1,201)		(1,201)	(1,099)			(1,099)	-9.3%
Total net revenues	$1,252,417	$-	$1,252,417	$1,161,028	$-	$-	$1,161,028	7.9%

Gross profit:
Consumer Floral & Gifts	$206,028	$-	$206,028	$200,060	$-	$-	$200,060	3.0%
	41.5%		41.5%	42.8%			42.8%

BloomNet	31,430		31,430	31,658			31,658	-0.7%
	45.7%		45.7%	47.4%			47.4%

Gourmet Foods & Gift Baskets	266,402		266,402	281,897			281,897	-5.5%
	38.7%		38.7%	44.9%			44.9%

Corporate	104		104	111			111	-6.3%
	91.2%		91.2%	46.1%			46.1%

Total gross profit	$503,964	$-	$503,964	$513,726	$-	$-	$513,726	-1.9%
	40.2%	-	40.2%	44.2%	-	-	44.2%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$57,346	$-	$57,346	$64,893	$-	$-	$64,893	-11.6%
BloomNet	22,747		22,747	22,562			22,562	0.8%
Gourmet Foods & Gift Baskets	102,829		102,829	133,040		(483)	132,557	22.4%
Segment Contribution Margin Subtotal	182,922	-	182,922	220,495	-	(483)	220,012	-16.9%
Corporate (b)	(63,959)	515	(63,444)	(66,454)	5,403		(61,051)	-3.9%
EBITDA (non-GAAP)	118,963	515	119,478	154,041	5,403	(483)	158,961	-24.8%
Add: Stock-based compensation	5,296		5,296	5,358			5,358	-1.2%
Add: Compensation charge related to NQ Plan Investment Appreciation	2,992		2,992	3,207			3,207	-6.7%
Adjusted EBITDA (non-GAAP)	$127,251	$515	$127,766	$162,605	$5,403	$(483)	$167,526	-23.7%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited)

Reconciliation of net income to adjusted net income (non-GAAP):	Three Months Ended		Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020

Net income	$88,468	$113,677	$75,269	$103,915
Adjustments to reconcile net income to adjusted net income (non-GAAP)
Add: Transaction costs	59	513	515	5,403
Deduct: Harry & David store closure cost adjustment	-	(78)	-	(483)
Deduct: Income tax effect on adjustments	65	125	(108)	(1,117)
Adjusted net income (non-GAAP)	$88,592	$114,237	$75,676	$107,718

Basic and diluted net income per common share
Basic	$1.36	$1.76	$1.16	$1.61
Diluted	$1.34	$1.71	$1.14	$1.56

Basic and diluted adjusted net income per common share (non-GAAP)
Basic	$1.36	$1.76	$1.16	$1.67
Diluted	$1.34	$1.72	$1.15	$1.62

Weighted average shares used in the calculation of net income and adjusted net income per common share
Basic	65,261	64,728	65,161	64,524
Diluted	65,969	66,543	65,954	66,593

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited)

Reconciliation of net income to adjusted EBITDA (non-GAAP):	Three Months Ended		Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020

Net income	$88,468	$113,677	$75,269	$103,915
Add: Interest (income) expense, net	(734)	(330)	198	(289)
Add: Depreciation and amortization	12,588	11,060	23,558	19,900
Add: Income tax expense	27,995	34,255	19,938	30,515
EBITDA	128,317	158,662	118,963	154,041
Add: Stock-based compensation	2,291	2,965	5,296	5,358
Add: Compensation charge related to NQ plan investment appreciation	2,425	2,227	2,992	3,207
Add: Transaction costs	59	513	515	5,403
Deduct: Harry & David store closure cost adjustment	-	(78)	-	(483)
Adjusted EBITDA	$133,092	$164,289	$127,766	$167,526

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

Contacts

Investor Contact:
Joseph D. Pititto
(516) 237-6131
invest@1800flowers.com

Media Contact:
Kathleen Waugh
(516) 237-6028
kwaugh@1800flowers.com